                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     / / Definitive proxy statement

     /X/ Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                GATX CORPORATION
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- - --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------

     (5) Total fee paid:

- - --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- - --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- - --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- - --------------------------------------------------------------------------------

     (3) Filing party:

- - --------------------------------------------------------------------------------

     (4) Date filed:

- - --------------------------------------------------------------------------------

                                                         GATX CORPORATION

                                                         500 WEST MONROE STREET
                                                         CHICAGO, IL 60661
                                                         312-621-6200

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ------------------

To our Shareholders:

     The Annual Meeting of the Shareholders of GATX Corporation will be held at the Company's principal office on the 42nd Floor, 500 West Monroe Street, Chicago, Illinois 60661, on Friday, April 28, 1995, at 9:00 A.M., for the purposes of:

        1. electing directors;

        2. adopting the 1995 Long Term Incentive Compensation Plan;

        3. approving the appointment of independent auditors for the year 1995; and

        4. transacting such other business as may properly come before the meeting.

     Only holders of Common Stock, both series of $2.50 Cumulative Convertible Preferred Stock and $3.875 Cumulative Convertible Preferred Stock of record at the close of business on March 10, 1995 will be entitled to vote at this meeting or any adjournment thereof.

     If you do not expect to attend in person, it will be appreciated if you will promptly vote, sign, date and return the enclosed proxy.

                                         David M. Edwards
                                         Secretary

March 15, 1995

[LOGO]
                                                         GATX CORPORATION

                                                         500 WEST MONROE STREET
                                                         CHICAGO, IL 60661
                                                         312-621-6200

                                                                  March 15, 1995

                                PROXY STATEMENT
                               ------------------

                                    GENERAL

     The enclosed proxy is solicited by the Board of Directors of GATX Corporation (the "Company") and may be revoked at any time prior to its exercise by any shareholder giving such proxy. A proxy may be revoked by duly executing a subsequent proxy relating to the same shares or by attending the Annual Meeting and voting in person. All shares represented by the proxies received and not revoked will be voted at the meeting.

     All expenses in connection with the solicitation of this proxy will be paid for by the Company. In addition to solicitation by mail, the Company has retained Chemical Bank to solicit proxies on behalf of the Board of Directors for a fee not to exceed $7,500 plus reasonable out-of-pocket expenses and disbursements. Chemical Bank may solicit proxies by mail, telex, telegraph or personal call. In addition, officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by mail, telex, telephone, telegraph or personal call. The Annual Report for the year 1994, including financial statements, was mailed to all shareholders together with this proxy statement on or about March 17, 1995.

                               VOTING SECURITIES

     Only holders of Common Stock, both series of $2.50 Cumulative Convertible Preferred Stock and $3.875 Cumulative Convertible Preferred Stock of record at the close of business on March 10, 1995 will be entitled to vote at the meeting or any adjournment thereof. As of that date there were 19,935,798 shares of the Common Stock, 42,050 shares of the $2.50 Cumulative Convertible Preferred Stock and 3,395,000 shares of the $3.875 Cumulative Convertible Preferred Stock of the Company issued and outstanding. Each share is entitled to one vote. New York law and the Company's bylaws require the presence in person or by proxy of shares representing a majority of the votes entitled to be cast at the annual meeting in order to constitute a quorum for the annual meeting. Shares represented at the meeting but as to which votes are withheld from director nominees or which abstain as to other matters, and shares held by brokers for their customers and represented at the meeting but as to which the brokers have received no voting instructions from their customers and thus do not have discretion to vote on certain matters ("Broker Non-Votes"), will be counted in determining whether a quorum has been attained.

     Assuming that a quorum is present, the election of directors will require a plurality of the votes cast and ratification of auditors will require a majority of the votes cast, with the result that shares as to which votes are withheld or which abstain from voting on these matters and Broker Non-Votes will not be counted and thus will not affect the outcome with respect to these matters.

     An affirmative vote of the holders of a majority of the shares outstanding and entitled to vote is required for the adoption of the 1995 Long Term Incentive Compensation Plan, with the result that shares which abstain from voting and Broker Non-Votes will have the effect of votes against the adoption of such plan.

                             ELECTION OF DIRECTORS

     Eleven directors are to be elected, each for a term of one year, to serve until the next annual meeting of shareholders or until their successors are elected and qualified. Unless specified to be voted otherwise, each proxy will be voted for the election of the nominees named below. All of the nominees have consented to serve as directors if elected. If at the time of the Annual Meeting, any nominee is unable or declines to serve, the proxies may be voted for any other person who shall be nominated by the present Board of Directors to fill the vacancy, or the Board may be reduced accordingly. Shareholders do not have cumulative voting rights with respect to the election of directors.

                             NOMINEES FOR DIRECTORS

                                                                                Shares of
                                                                               Common Stock
                                                                               Beneficially
                                                                               Owned as of
                                                                     Director   March 14,
             Name and Principal Occupation                 Age       Since       1995(1)
- - --------------------------------------------------------   ---       -----     ------------
Franklin A. Cole........................................    68        1984          2,000
  Chairman of the Board, Croesus Corporation
James W. Cozad..........................................    68        1976            400
  Retired; Former Chairman of the Board and Chief
  Executive Officer, Whitman Corporation
James M. Denny..........................................    62        1995          1,000
  Vice Chairman, Sears, Roebuck and Co.
William C. Foote........................................    44        1994            400
  President and Chief Operating Officer, USG Corporation
Deborah M. Fretz........................................    46        1993            200
  Senior Vice President -- Logistics, Sun Company, Inc.

                                                                                Shares of
                                                                               Common Stock
                                                                               Beneficially
                                                                               Owned as of
                                                                     Director   March 14,
             Name and Principal Occupation                 Age       Since       1995(1)
- - --------------------------------------------------------   ---       -----     ------------
Richard A. Giesen.......................................    65        1982            700
  Chairman of the Board and Chief Executive Officer,
  Continental Glass & Plastic, Inc.
James J. Glasser........................................    60        1974        310,422(2)
  Chairman of the Board and Chief Executive
  Officer of the Company
Miles L. Marsh..........................................    47         (3)          1,000
  Former Chairman of the Board and Chief Executive
  Officer, Pet Incorporated
Charles Marshall........................................    65        1989(4)       4,000
  Retired; Former Vice Chairman of the Board, American
  Telephone and Telegraph Company
Michael E. Murphy.......................................    58        1990          1,000
  Vice Chairman, Chief Administrative Officer, Sara Lee
  Corporation
Ronald H. Zech..........................................    51        1994         83,812(5)
  President and Chief Operating Officer of the Company

- - ---------------

(1) Unless otherwise indicated, each nominee either possesses sole voting and investment power with respect to this stock or shares such powers with a spouse. No nominee except Mr. Glasser beneficially owned directly or indirectly more than 1% of the Company's outstanding Common Stock. Mr. Day, who has been a director since 1984, and Mr. Dutt, who has been a director since 1980, are not standing for re-election as they have reached the age of mandatory retirement. Mr. Day and Mr. Dutt each own 400 shares of the Company's Common Stock. Mr. Christopherson, who had been a director since 1977, is deceased. The Company's nominees for election for director and its executive officers as a group beneficially own 499,138 shares (2.50%) of the Company's outstanding Common Stock, including 309,000 shares which may be obtained by exercise of previously granted options within 60 days of March 14, 1995, and no preferred shares.

(2) This includes 165,000 shares Mr. Glasser has the right to acquire within 60 days of March 14, 1995, under outstanding stock options issued under the Company's Long Term Incentive Compensation Plan. This also includes 2,304 shares held by Mr. Glasser as trustee under revocable trusts with respect to which Mr. Glasser disclaims any beneficial ownership. Subject to the foregoing, Mr. Glasser beneficially owned 1.56% of the Company's outstanding shares of Common Stock.

(3) Mr. Marsh has not previously served as a director of the Company.

(4) Mr. Marshall previously served as a director of the Company from 1978 to 1982.

(5) This includes 64,000 shares Mr. Zech has the right to acquire within 60 days of March 14, 1995, under outstanding stock options issued under the Company's Long Term Incentive Compensation Plan. This also includes 200 shares owned by adult children with respect to which Mr. Zech disclaims any beneficial ownership.

                   ADDITIONAL INFORMATION CONCERNING NOMINEES

     Mr. Cole was elected Chairman of the Board of Croesus Corporation, a private investment and investment management company, in November, 1984. Mr. Cole is also a director of American National Bank & Trust Company of Chicago, American National Corporation, Aon Corporation, CNA Income Shares, Inc., Peoples Energy Corporation, Duff & Phelps Utilities Income Inc. and Local Initiatives Support Corporation.

     Mr. Cozad retired in May, 1992 as Chairman of the Board and Chief Executive Officer of Whitman Corporation, a diversified consumer and commercial products company, having served in that position since January, 1990. Mr. Cozad is a director of Whitman Corporation, Sears, Roebuck and Co., Inland Steel Industries, Inc. and its subsidiary, Inland Steel Company, and Eli Lilly & Co.

     Mr. Denny was elected Vice Chairman of Sears, Roebuck and Co., a merchandising and insurance company, on February 1, 1992. He previously served as Senior Vice President and Chief Financial Officer of Sears from February, 1988 through January 31, 1992. Mr. Denny is a director of General Binding Corporation and Allstate Corporation.

     Mr. Foote was named President and Chief Operating Officer of USG Corporation, formerly known as United States Gypsum Company, an international manufacturer of building materials and industrial products, in January 1994. He previously served as President and Chief Executive Officer of USG Interiors from January 1993 to December 1993, President & Chief Executive Officer of L&W Supply Corporation from September 1991 to December 1993, Executive Vice President and Chief Operating Officer of L&W Supply Corporation from December 1990 to August 1991, and Senior Vice President and General Manager, Central Construction Products Region of United States Gypsum Company from April 1989 to November 1990, all of which are subsidiaries or divisions of USG Corporation or its predecessor. Mr. Foote is a director of USG Corporation. USG Corporation emerged from bankruptcy in May of 1993 having filed a voluntary petition for reorganization in March, 1993.

     Ms. Fretz was named Senior Vice President-Logistics of Sun Company, Inc., an energy company, in August, 1994. Ms. Fretz previously served as President of Sun Pipe Line Company and Sun Marine Terminals, which transport and store crude oil and refined petroleum products for Sun Company and other energy companies, from October 1991 to 1994 and as Director of Wholesale Fuels Marketing and Distribution of Sun Company from September 1988 to October 1991. Ms. Fretz is a director of Suncor Inc. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and certain shareholders to file with the Securities and Exchange Commission an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of equity securities of the Company. In March of 1995, a statement of a change of beneficial ownership was inadvertently filed four days late on behalf of Ms. Fretz.

     Mr. Giesen was elected Chairman of the Board and Chief Executive Officer of Continental Glass and Plastic, Inc., a packaging distribution company, in August, 1988. Since 1988, he has served also as Chairman and Chief Executive Officer of Continental's parent, Continere Corporation. Mr. Giesen previously served as Chairman of the Board and Chief Executive Officer of American Appraisal Associates, Inc., a valuation consulting firm, from October 1984 to April, 1993. From 1983 until April 1993, Mr. Giesen also served as Chairman of the Board and Chief Executive Officer of American Appraisal's parent, RLM Investments, Inc. Mr. Giesen is also a director of Stone Container Corporation.

     Mr. Glasser was elected Chairman of the Board and Chief Executive Officer of the Company in August, 1978. Mr. Glasser is also a director of B. F. Goodrich Company, Stone Container Corporation, Bank of Montreal and its subsidiaries, Harris Bankcorp, Inc. and Harris Trust and Savings Bank, and two of the Company's subsidiaries, General American Transportation Corporation and GATX Capital Corporation.

     Mr. Marsh served as Chairman of the Board and Chief Executive Officer of Pet Incorporated, a branded food company, from April 1991 until February 1995. He previously served as President and Chief Operating Officer of Whitman Corporation from September 1989 until March 1991. Mr. Marsh is also a director of Whirlpool Corporation, Hartmarx Corporation and Bank of America, Illinois.

     Mr. Marshall retired as Vice Chairman of the Board of American Telephone and Telegraph Company in June, 1989. Mr. Marshall is a director of Hartmarx Corporation, Sonat, Inc., Ceridian Corporation, formerly known as Control Data Corporation, Sundstrand Corporation and Zenith Electronics Corporation.

     Mr. Murphy has served as Vice Chairman, Chief Administrative Officer of Sara Lee Corporation, a diversified manufacturer of packaged food and consumer products, since July, 1993 and as its Chief Financial Officer from July 1993 to October 1994. Mr. Murphy previously served as Executive Vice President, Chief Financial and Administrative Officer of Sara Lee Corporation since 1979. Mr. Murphy is also a director of Sara Lee Corporation.

     Mr. Zech was named President and Chief Operating Officer of the Company in September, 1994. Mr. Zech previously served as President and Chief Executive Officer of GATX Capital Corporation since October of 1984. Mr. Zech is also a director of McGrath RentCorp and two of the Company's subsidiaries, General American Transportation Corporation and GATX Capital Corporation.

                            COMMITTEES OF THE BOARD

     The Company's Audit Committee members are Messrs. Marshall (Chairman), Denny, Foote and Murphy, and Ms. Fretz. The committee's functions include: (i) recommending to the Board of Directors the appointment of the Company's independent auditors; (ii) reviewing and approving in advance of each year the audit and non-audit services and fees of such auditors; (iii) meeting separately and privately with the independent auditors and the Company's internal auditors to insure that the scope of their activities has not been restricted, and to consider other matters generally pertaining to their audits; (iv) reviewing the adequacy of internal financial and accounting controls and the results of the independent and internal auditors' audits thereof; (v) reviewing matters relating to corporate financial reporting and accounting policies and procedures; (vi) ensuring that management and independent accountants perform a proper review of quarterly results prior to public release; and (vii) reporting its findings on any of the above to the Board of Directors, as appropriate. During 1994, there were two meetings of the Audit Committee.

     The Company's Compensation Committee members are Messrs. Cole (Chairman), Cozad, Day, Dutt and Giesen. The committee's functions include reviewing and approving for or recommending to the Board of Directors the compensation of elected officers, subsidiary presidents and other key management personnel of the Company and reviewing and approving management proposals regarding key personnel incentive plans and stock option and/or stock equivalent plans. During 1994, there were five meetings of the Compensation Committee.

     The Company's Nominating Committee members are Messrs. Cozad (Chairman), Cole, Giesen and Marshall. Mr. Glasser is an ex-officio member of the committee. The committee's functions include: (i) recommending to the Board of Directors nominees for election as Director; (ii) reviewing the performance of all members of the Board of Directors in their capacities as Directors, including attendance and contributions to the Board of Directors deliberations, and making such recommendations to the Board of Directors as may be appropriate; (iii) recommending appointments to all Board Committees; (iv) reviewing and approving acceptance of any outside directorship or trusteeship by senior Company officers; and (v) making such recommendations to the Board of Directors as it may deem appropriate from time to time with respect to the size and makeup of the Board of Directors and related matters. During 1994, the Nominating Committee held three meetings. The committee will consider nominees recommended by shareholders of the Company. Such nominations should be submitted to the Nominating Committee, c/o David M. Edwards, 500 West Monroe Street, Chicago, Illinois 60661, with a complete resume of the candidate's qualifications and background as well as a written statement from the candidate consenting to be a nominee and, if nominated and elected, to serve as director.

     The Company's Retirement Funds Review Committee members are Messrs. Murphy (Chairman), Day, Dutt and Foote, and Ms. Fretz. The committee's functions include: (i) monitoring overall investment performance and receiving reports from the Company's Retirement Funds Investment Committee pertaining thereto;
(ii) approving recommended changes in broad asset allocation; (iii) approving recommended changes of investment managers; and (iv) approving recommended selections of trustees for the retirement plans. During 1994, there were two meetings of the Retirement Funds Review Committee.

     During 1994, there were seven meetings of the Board of Directors of the
Company: the regular annual meeting and six special meetings.

                           COMPENSATION OF DIRECTORS

     Each non-officer director receives an annual retainer of $24,000, which is prorated quarterly for a term of less than one year, a Board meeting attendance fee of $750 and a committee meeting attendance fee of $750 for each meeting of a committee of the Board of which the director is a member. The chairman of each committee receives $1,250 for each meeting attended. The Company maintains a Deferred Fee Plan whereby each non-officer director may elect to defer receipt of the director's retainer, meeting fee, or both. The amount so deferred accumulates interest at a rate equal to the 20-year U.S. government bond rate. One director has elected to participate in this plan for 1994.

     Directors who participated in the Executive Deferred Income Plans ("EDIPs"; see page 14) who remain on the Board of directors until age 65 will be entitled to payments in amounts which will provide the participant with a maximum yield of 24% on the fees deferred, with the exact yield dependent upon the age of the director at the time of his or her participation. Participants who resign their directorships before age 65 will receive a single payment in the amount of the fees deferred, plus interest at 10%. If (a) a participant terminates his or her membership on the Board during the two year period following a "change in control" of the Company (as described below) other than by reason of retirement, death, disability or a violation of certain provisions of the EDIPs, or (b) prior to such event the director has (i) terminated his or her membership on the board and (ii) reached age 65, the Compensation Committee may, if the director has executed the amendment to the EDIPs referred to on page 14, direct that the participant receive a single payment in the amount of the fees deferred, plus interest, less any amount previously paid under the EDIPs, in lieu of the scheduled annual payments. The Company has purchased, and is the sole owner and beneficiary of, life insurance on the lives of participants in amounts that, in the aggregate, are expected to cover all of the Company's liabilities under the EDIPs, absent a change in the federal tax laws. During 1994, pursuant to fee deferrals previously made under the 1984, 1985 and 1987 EDIPs and applicable interest thereon, Mr. Cozad received $41,899.

     Non-employee directors of the Company are eligible to participate in the Director Retirement Program adopted by the Company during 1992. Under the terms of the program, a non-employee director who has a minimum service of five years on the Board is entitled to receive annual payments equal to the amount of the director's retainer payable at the time of the director's retirement from the Board. The number of payments are equal to the number of years the director served on the board, to a maximum of ten years. Payments begin the later of age 70 or the date on which the director retires, and will be made to the director's surviving spouse should the director die prior to the expiration of the payment term.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The Company's executive officers participate in various incentive compensation programs more fully described below under the caption "Compensation Committee Report on Executive Compensation". The table below sets forth the annual and long-term compensation paid or deferred by the Company to or for the account of the chief executive officer and each of the other named four most highly compensated executive officers and one former executive officer for the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                          Long-Term
                                                                                         Compensation
                                                                                        --------------
                                                        Annual Compensation                 Awards
                                                 ----------------------------------     --------------
                                                                            Other         Securities
                                                                            Annual        Underlying          All Other
              Name and                            Salary      Bonus        Compensation  Options/SARs        Compensation
         Principal Position             Year       ($)        ($)(1)         ($)        (# of shares)           ($)(2)
         ------------------             -----    --------    --------      --------     --------------      --------------
James J. Glasser --                      1994     610,008     443,689       116,430          30,000                  4,500
Chairman of the Board and Chief          1993     610,008     313,697        65,338          30,000                 41,559
Executive Officer                        1992     587,508           0        65,338          30,000                 34,743
Ronald H. Zech --                        1994     326,672     303,058       252,175(6)       20,000                  4,500
President and
Chief Operating Officer(3)
Paul A. Heinen --                        1994     322,500     171,673        62,896               0                  4,500
Vice President, General Counsel and      1993     322,500     138,713        34,998          12,000                 26,909
Secretary(4)                             1992     309,375      67,479        33,631          12,000                 22,585
David M. Edwards --                      1994     196,668     129,475        51,092          10,000                  4,500
Vice President, Finance & Chief
Financial Officer and Secretary(3)
William L. Chambers                      1994     215,004     103,006         3,625           8,000                  4,500
Vice President, Human Resources          1993      71,668      30,826             0          12,000                      0
John F. Chlebowski, Jr. --               1994     254,004     137,639        14,716          10,000                  4,500
President, GATX Terminals                1993     245,000     105,381        14,716          10,000                  4,497
Corporation(3)(5)                        1992     236,004      51,476        15,862          10,000                  4,364

- - ---------------
(1) Amounts reflect bonus payments earned in the years set forth opposite the specified payments.

(2) Amounts for 1994 are contributions made by the Company to the Company's Salaried Employees Retirement Savings Plan (the "Savings Plan").

(3) Includes compensation earned as an executive officer of a subsidiary of the Company.

(4) Mr. Heinen retired effective February 1, 1995.

(5) Mr. Chlebowski was Vice President, Finance & Chief Financial Officer of the Company until May 1994.

(6) Includes $102,240 paid by the Company to Mr. Zech for relocation and temporary living expenses and $96,602 for tax payments related to relocation.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The table below sets forth information concerning individual grants of stock options made during 1994 to each of the named executive officers.

                                                                                 Potential Realizable
                                                                                       Value at
                              Individual Grants                                     Assumed Annual
- - -----------------------------------------------------------------------------          Rates of
                         Number of                                                   Stock Price
                         Securities    % of Total                                    Appreciation
                         Underlying   Options/SARs                                    for Option
                        Options/SARs   Granted to   Exercise or                        Term(3)
                          Granted     Employees in   Base Price    Expiration   ----------------------
          Name             (#)(1)     Fiscal Year   ($/Share)(2)      Date       5% ($)      10% ($)
          ----          ------------  ------------  ------------   ----------   ---------   ----------
James J. Glasser........     30,000        10.2%       41.8125      10/28/04      788,870    1,999,151
Ronald H. Zech..........     20,000         6.8%       41.8125      10/28/04      525,913    1,332,767
David M. Edwards........     10,000         3.4%       41.8125      10/28/04      262,957      666,384
William L. Chambers.....      8,000         2.7%       41.8125      10/28/04      210,365      533,107
John F. Chlebowski,
  Jr....................     10,000         3.4%       41.8125      10/28/04      262,957      666,384

- - ---------------
(1) No options were granted in 1994 to Mr. Heinen. All stock options may be exercised in full commencing on October 28, 1995.

(2) The exercise price is equal to the average of the high and low price of the Company's Common Stock on the New York Stock Exchange on the date of grant.

(3) The dollar amounts under these columns are the result of calculations at assumed annual rates of appreciation of 5% and 10% as prescribed by the proxy rules of the Securities and Exchange Commission for the ten year term of the stock options and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. No gain to the optionees is possible without an increase in the price of the Common Stock, which will benefit all shareholders commensurately. A zero percent gain in the price of the stock will result in no gain for the optionee.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The table below sets forth certain information concerning the exercise of stock options during 1994 by each of the named executive officers, the number of unexercised options and the 1994 year-end value of such unexercised options computed on the basis of the difference between the exercise price of the stock option and the closing price of the Company's Common Stock at year-end ($44.00).

                                                              Number of Securities
                                                             Underlying Unexercised         Value of Unexercised In-
                          Shares                             Options/SARs at Fiscal        the-Money Options/SARs at
                        Acquired on                               Year-End (#)                Fiscal Year-End ($)
                         Exercise           Value         ----------------------------    ----------------------------
          Name              (#)        Realized ($)(1)    Exercisable    Unexercisable    Exercisable    Unexercisable
          -----         -----------    ---------------    -----------    -------------    -----------    -------------
James J. Glasser........    35,000         786,668          165,000          30,000        2,557,500         65,525
Ronald H. Zech..........     3,000          69,096           64,000          20,000        1,006,305         43,750
Paul A. Heinen..........         0               0           36,000               0          489,750              0
David M. Edwards........         0               0           19,500          10,000          339,304         21,875
William L. Chambers.....         0               0           12,000           8,000           75,750         17,500
John F. Chlebowski, Jr..         0               0           30,000          10,000          408,125         21,875

- - ---------------
(1) Amounts represent the aggregate before-tax dollar value realized upon the exercise of stock options as measured by the difference between the exercise price of the stock option and the market value of the Company's Common Stock on the date of exercise of such option.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     The table below sets forth certain information regarding long-term incentive plan awards (expressed in number of units each representing a share or share equivalent of Common Stock) made to certain named executive officers during 1994:

                                                                                       Estimated Future
                                                                                        Payouts Under
                                              Number of          Performance        Non-Stock Price- Based
                                               Shares,            or Other                 Plans(1)
                                               Units or         Period Until        ----------------------
                                             Other Rights       Maturation or       Target         Maximum
                   Name                          (#)               Payout            (#)             (#)
                   ----                      ------------       -------------       ------         -------
James J. Glasser..........................       2,931              1994-6          2,931           8,793
Ronald H. Zech............................       1,045              1994-6          1,045           3,135
Paul A. Heinen............................       1,162              1994-6          1,162           3,486
William L. Chambers.......................         775              1994-6            775           2,325
John F. Chlebowski, Jr....................         915              1994-6            915           2,745

- - ---------------
(1) Payouts are based on the Company achieving preestablished levels of return on common equity ("ROE") and are paid in Common Stock and cash following completion of the performance period. No payout will be made unless a target level of performance is achieved. The target amount, plus an amount equal to reinvested dividends, will be earned if 100% of target ROE is achieved; the maximum amount plus an amount equal to additional units representing reinvested dividends, will be earned if target ROE is exceeded by a specified amount.

          TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     The Company entered into agreements with Messrs. Glasser, Zech, Edwards, Chambers and Chlebowski as of January 1, 1995, which provide certain benefits upon termination of employment after a "change of control" of the Company. All agreements provide for employment with the Company at salaries to be determined from time to time by the Board of Directors and with incentive compensation and employee benefits commensurate with the executives' salaries and positions. Each agreement provides that the executive's employment may be terminated at will by the Company but, if terminated or "constructively terminated" within two years following a "change of control" for any reason other than cause or the executive's death, retirement or disability, the executive will be entitled to:
(A) a lump sum payment equal to (a) twice his annual salary plus (b) the bonus that would have been payable for the year in which termination or constructive termination occurs (assuming a bonus of 100% of target under the Management Incentive Plan ("MIP") or any comparable successor thereto), less other payments made in accordance with the Company's standard severance policy; (B) continued participation in the Company's medical, disability and life insurance plans for up to two years after termination; (C) financial counseling and tax preparation services; (D) reimbursement for outplacement services; (E) retirement income benefit equal to the difference between (i) the monthly retirement benefits the executive would have received if employment had terminated two years after actual termination and accordingly the executive had accumulated two additional years of credited service under the Company's retirement plans at the same compensation (including an amount equal to the average of the bonuses paid during the five year period preceding termination which may be considered for purposes of calculating the pension benefit) in effect on the date of termination, and (ii) any monthly retirement benefits actually received, commencing no sooner than two years after termination and payable at the same time and in the same manner as the executive's other retirement benefits; and
(F) if any payment made under the agreements constitutes an "excess parachute payment" under section 280G of the Internal Revenue Code of 1986, an additional amount (the "Gross-Up Amount") which, after payment of all Federal and state income taxes thereon and payment of the excise tax on the Gross-Up Amount, will be equal to the excise tax payable by the executive on such excess parachute payment. "Cause" means a willful and material breach of employment obligations likely to materially damage the Company; "a change of control" occurs upon: (1) receipt by the Company of a Schedule 13D confirming that a person or group owns beneficially 20% or more of the Company's stock; (2) any purchase under a non-Company tender or exchange offer following which the offeror owns beneficially 20% or more of the Company's stock; (3) shareholder approval of any merger in which the Company is not the surviving corporation or survives only as a subsidiary of another corporation, consolidation or sale of all, or substantially all, of the Company's assets; and (4) a change in the majority of the Board of Directors of the Company not recommended by the incumbent directors; and "constructive termination" includes, unless otherwise agreed to by the executive, a significant reduction in the nature or scope of authority, duties or responsibilities, a material change in location, a reduction in perquisites or compensation, the imposition of unreasonable travel requirements, a diminution in employee welfare plans, a diminution in eligibility to participate at the same level in bonus, stock option and other similar plans or a reasonable determination by the executive that a change in circumstances affecting the Company or its management prevents the executive from effectively exercising his authorities, duties, functions and responsibilities. Mr. Zech's agreement was supplemented by an agreement dated July 29, 1994 to provide that termination of employment shall include the termination (except because of death or disability) of his employment -- whether initiated by Mr. Zech or the Company -- within two years following the failure of the Board of Directors to elect him to the position of Chief Executive Officer on the first to occur of (a) December 31, 1995 or (b) the retirement of Mr. Glasser from that position. Should Mr. Zech's employment terminate prior to the first to occur of his election as Chief Executive Officer or December 31, 1997, such termination will be treated for purposes of the various benefit plans in which he participates as if he had been employed by the Company for fifteen years and had attained age 55, except that payments under such plans will be based upon his actual years of service, actuarialy discounted to his actual age on the date of such termination or age 55, whichever is the first to occur. The appropriate maximum amount that would be payable under each of the foregoing agreements (excluding the Gross-Up Amount, if any, payable thereunder, which is not determinable at this time) on the date hereof, is as follows: Mr. Glasser ($1,407,032); Mr. Zech ($1,156,468); Mr. Edwards ($575,720); Mr. Chambers ($640,296); Mr. Chlebowski ($695,806).

     Messrs. Glasser, Zech, Edwards, Chambers and Chlebowski also participate in the Company's Long Term Incentive Compensation Plan ("LTICP") under which the Company's executive officers and certain key employees may receive Stock Options, Stock Appreciation Rights ("SARs"), Restricted Stock Rights, Restricted Common Stock, Performance Awards and Individual Performance Units ("IPUs"). The LTICP provides for a special acceleration of awards upon a "change of control" as described above. Upon the occurrence of such event, (i) all outstanding Stock Options and SARs held by executive officers for a period of six months become immediately exercisable; (ii) optionees will have the right for a period of thirty days following such event to have the Company purchase or to exercise for cash (a) Non-Qualified Stock Options (granted without SARs) and SARs (granted in tandem with Non-Qualified Stock Options) at a per share price (the "Acceleration Price") equal to the excess over the option price of the highest of (1) the highest reported price of the Company's Common Stock in the prior sixty days,
(2) the highest price included in any report on Schedule 13D referred to above paid within the prior sixty days, (3) the highest tender offer price paid and (4) the fixed formula per share price in any merger, consolidation or sale of all or substantially all of the Company's assets, and
(b) incentive stock options granted without SARs and SARs granted in tandem with incentive stock options at a per share price equal to the difference between the then fair market value of the Common Stock and the option price, provided, however, that during such thirty day period the Company may purchase any such incentive stock option or SAR at the Acceleration Price; (iii) all Restricted Stock Rights which have been outstanding for at least six months will be immediately exchanged for Common Stock and all Restricted Common Stock held by the Company for participants will be distributed free of any further restrictions, together with all accumulated interest, dividends and dividend equivalents, and all earned Performance Awards; and (iv) all IPUs shall be immediately redeemed on the same basis as if the performance goals (as hereinafter described) had been achieved, and for purposes of calculating the redemption value, the fair market value of the Company's Common Stock will be equal to the average price of the Common Stock during the five business days immediately preceding such event.

     The Company adopted Executive Deferred Income Plans effective September 1, 1984 (the "1984 EDIP"), July 1, 1985 (the "1985 EDIP") and December 1, 1987 (the
"1987 EDIP") (collectively the "EDIPs"). The EDIPs permitted directors to defer receipt of their fees and certain employees (including executive officers of the Company) to defer receipt of up to 20% of their annual base salaries from compensation earned during the year following the effective date of the EDIP pursuant to participation agreements entered into between the Company and each participant. EDIP participants were offered an opportunity to amend their participation agreements to provide for a determination by the Compensation Committee, within ten days following a "change of control" as described above, whether agreements with participants who accepted the amendment will either (a) continue to provide for the payment of benefits thereunder in installments as described in the agreement or (b) terminate and provide a single lump sum payment to participants. Participants are no longer making deferrals for EDIPs.

                             EMPLOYEE BENEFIT PLANS

NON-CONTRIBUTORY PENSION PLAN FOR SALARIED EMPLOYEES

     The Company's Non-Contributory Pension Plan for Salaried Employees (the "Pension Plan") covers salaried employees of the Company and most of its domestic subsidiaries. Subject to certain limitations imposed by law, pensions are based on years of service and average monthly compensation during (i) the 5 consecutive calendar years of highest compensation during the last 15 calendar years preceding retirement or the date on which the employee terminates employment or (ii) the 60 calendar months preceding retirement or the date on which the employee terminates employment, whichever is greater. Illustrated below are estimated annual benefits payable upon retirement to salaried employees, including executive officers, assuming normal retirement at age 65, without giving effect to the limitations set forth below. Benefits are calculated on a straight life annuity basis but the normal form of payment is a qualified joint and survivor pension. Benefits under the Pension Plan are not subject to any deduction for Social Security or other offset amounts.

                                                       ESTIMATED ANNUAL PENSION BENEFITS
   AVERAGE ANNUAL         -------------------------------------------------------------------------------------------
  COMPENSATION FOR         15 YEARS        20 YEARS        25 YEARS        30 YEARS        35 YEARS        40 YEARS
APPLICABLE PERIOD ($)     SERVICE ($)     SERVICE ($)     SERVICE ($)     SERVICE ($)     SERVICE ($)     SERVICE ($)
- - ---------------------     -----------     -----------     -----------     -----------     -----------     -----------
     $   200,000             46,972          62,630          78,288          93,945         109,603         119,603
         400,000             96,472         128,630         160,788         192,945         225,103         245,103
         600,000            145,972         194,630         243,288         291,945         340,603         370,603
         800,000            195,472         260,630         325,788         390,945         456,103         496,103
       1,000,000            244,972         326,630         408,288         489,945         571,603         621,603
       1,200,000            294,472         392,630         490,788         588,945         687,103         747,103
       1,400,000            343,972         458,630         573,288         687,945         802,603         872,603

Compensation covered by the Pension Plan will be the amounts shown in the salary and bonus columns in the Summary Compensation Table. Annual benefits in excess of certain limits imposed by the Employee Retirement Income Security Act of 1974 ("ERISA") or the Code on payments from the Pension Plan will be paid by the Company under its Excess Benefit Plan and Supplemental Retirement Plan. Such amounts are included in the above table.

     While normal retirement age is 65, employees with at least 15 years of service may retire as early as age 55, but retirement prior to age 62 may result in an actuarially reduced pension and retirement prior to age 65 may result in an adjustment to benefits as required by applicable federal regulations. An employee with at least 5 years of service credit, whose employment is terminated prior to retirement for any reason, is entitled to a deferred vested pension or, in the event of death prior to commencement of such benefit, a qualified survivor benefit payable to the employee's spouse. If an employee with at least 15 years of service credit dies prior to retirement, the employee's spouse is entitled to an immediate pension equal to 50% of the amount of the employee's accrued benefit.

     The executive officers named in the Cash Compensation Table have the following credited years of service: Mr. Glasser, 33 years; Mr. Zech, 17 years; Mr. Edwards, 13 years; Mr. Chambers, 1 year and Mr. Chlebowski, 12 years.

EXCESS BENEFIT PLAN

     The Company's Excess Benefit Plan covers salaried employees of the Company and employees of most of its domestic subsidiaries whose benefits under the Pension Plan and/or Savings Plan are subject to reduction because of the limits imposed by ERISA or the Internal Revenue Code, and provides that the Company will pay an employee the difference between the benefits the employee receives from the Pension Plan and the Savings Plan and the benefits the employee would have received in the absence of these limitations. Amounts payable under the Excess Benefit Plan are included in the above table.

SUPPLEMENTAL RETIREMENT PLAN

     The Supplemental Retirement Plan covers all participants in the EDIPs whose benefits were subject to reduction because their deferred compensation was not included in compensation for purposes of the Pension Plan, and provides that the Company will pay a participant the difference between certain of the benefits the participant receives under the Pension and Excess Benefit Plans and the benefits the participant would have received under such plans absent participation in the EDIPs. ERISA imposes limits on the level of compensation (currently $150,000) that may be considered in computing benefits under the Pension Plan. As a result of this limitation, certain executive officers will not receive the level of benefits under the Pension Plan to which they otherwise would have been entitled. In order to offset the reduction in benefits, the Supplemental Retirement Plan provides benefits in amounts equal to the difference between the benefits that the executive would have received absent the imposed limitation and the benefits the executive will actually receive under the Pension Plan. Amounts payable under the Supplemental Retirement Plan are included in the above table.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICY AND OBJECTIVES

     The Company's policy is to provide a competitive and balanced total compensation program which is structured to attract, retain and motivate highly qualified management personnel and to align management interests with those of the Company's shareholders. This policy has been developed under the supervision of the Compensation Committee of the Board of Directors which periodically reviews the policy and oversees its implementation.

     The principal components of the total compensation program for executive officers of the Company are base salary, annual incentive awards provided under the MIP, and long-term incentive awards provided under the LTICP. As described herein, annual and long-term incentive awards are contingent upon the achievement by the Company of specific financial goals. The Compensation Committee annually reviews and approves the Company's salary levels and the design of the MIP and LTICP, and regularly evaluates the Company's total compensation program to assure that it adequately reflects the manner and level of compensation deemed appropriate for the executive officers of the Company.

     Competitive compensation levels are determined based on analyses of annual and long-term pay data reported in: (i) nationally recognized compensation surveys of companies of comparable revenue size in a diversified group of industries and (ii) the proxy statements of the companies in the Peer Group performance graph, adjusted through regression analysis for the Company's revenue and asset size. The Peer Group and the groups of companies in the compensation surveys are hereinafter collectively referred to as the "Comparative Groups." It is believed that the Comparative Groups represent a good cross-section of executive talent, and that a review of the compensation practices of these companies is more relevant than a review of such practices in either sample alone. Moreover, comparison to companies that might be considered more direct competitors of the Company is not feasible since most of these companies are privately-held or subsidiaries of larger organizations and therefore do not furnish information on compensation levels. The level of compensation of each component of the compensation program described in the preceding paragraph is targeted at the middle range of compensation paid by companies in the Comparative Groups. In any given year, the compensation level for any executive officer of the Company may be greater or less than the corresponding compensation level paid by companies in the Comparative Groups, based upon Company and/or individual performance.

BASE SALARIES

     The base salaries of the Company's executive officers are targeted at the average base salary levels of executives of the Comparative Groups, giving consideration to the comparability of responsibilities. Salary adjustments for executive officers of the Company earning base salaries of $150,000 or more are considered by the Compensation Committee every 18 months, and salary adjustments for other executive officers are considered every 12 months. In each case, salary adjustments are based on an assessment of the individual performance and contribution of each executive officer over the review period and an analysis of the salary practices of the Comparative Groups for positions of similar responsibilities. No specific weights are assigned to these factors. Mr. Glasser was paid a base salary of $610,008 in 1994. The salaries paid in 1994 to Mr. Glasser and to the executive officers as a group were consistent with the average salaries paid to executives by companies in the Comparative Groups.

ANNUAL INCENTIVE COMPENSATION

     Executive officers and key managers of the Company are eligible to participate in the MIP. The MIP promotes the Company's pay for performance policy by providing annual cash payments to executives based upon achieving Company and individual performance goals. Target incentive awards are paid when financial or a combination of financial and individual performance objectives are achieved. Awards for the Chief Executive Officer and each other named executive officer are based solely on financial performance objectives.

     Each year, the Compensation Committee establishes target financial objectives for the Company and each of its subsidiaries, and a schedule specifying the percentage, if any, of target incentive awards payable for actual performance. In 1994, financial objectives were expressed exclusively in terms of budgeted net income. Target incentive awards for the Company's executive officers ranged from 45% to 65% of their base salaries, depending on the level of the executive officer's position. For all participants, the maximum incentive award is 150% of the target incentive award. The maximum incentive award is payable for achieving 120% or more of the target financial objective for the Company and four of its five subsidiaries, and 115% or more of the target financial objective in the remaining subsidiary. No incentive awards are payable to the Company's executive officers unless threshold financial levels are achieved. The threshold level is 80% of the target financial objective for the Company and four of its five subsidiaries, and 85% of the target financial objective in the remaining subsidiary. The MIP award for Mr. Glasser is based 100% on the consolidated results of the Company. The awards for Messrs. Zech, Heinen, Edwards and Chambers are based 30% on the consolidated results of the Company and 70% on the results of the Company's subsidiaries, weighted in proportion to the contribution of each subsidiary to consolidated net income.

     In 1994, the Company exceeded its consolidated net income objective by 7%, resulting in a cash payment to Mr. Glasser of $443,689 under the MIP based on the above described factors. This payment represented 73% of Mr. Glasser's salary and 112% of his target award.

     The limitation on the tax deductibility of executive compensation in excess of one million dollars under the Omnibus Budget Reconciliation Act of 1993 may impact the Company. Accordingly, if the taxable compensation of any named individual during 1995 is reasonably anticipated to exceed one million dollars, the MIP payment (or the incremental portion thereof anticipated to exceed the one million dollar threshold) otherwise payable to that individual will be deferred until the earlier to occur of (a) the first year in which the payment of the deferred amount (or any portion thereof) would be deductible by the company (viz., the year in which the million dollar threshold applicable to the individual would not be exceeded) or (b) the year following the individual's retirement.

LONG-TERM INCENTIVE COMPENSATION

     Long-term incentive compensation opportunities are provided pursuant to the LTICP to attract and retain qualified executive personnel, to encourage ownership of the Company's stock by key executives, and to promote a close identity of interests between the Company's management and its shareholders. The LTICP provides that the Compensation Committee may award the Company's executive officers and key employees Stock Options, Stock Appreciation Rights, Restricted Stock Rights, Restricted Common Stock, Performance Awards and Individual Performance Units ("IPUs"). Since 1988, LTICP awards have been provided to the Chief Executive Officer and his direct reports in the form of stock options and IPUs, and to other key employees (currently 171 in number) in the form of stock options. The size of IPU awards expressed as a percentage of salary is based on the scope of the participant's responsibilities. The size of stock option awards is based on qualitative factors considered appropriate by the Compensation Committee, taking into account the scope of the participant's responsibilities, the size of previous grants and competitive practices. In 1994, LTICP awards to the Company's executive officers were on par with the average competitive long-term incentive opportunities provided by the companies in the Comparative Groups.

     The Chief Executive Officer and his direct reports as of the date of grant (eight in number) received IPU grants in 1994. The purpose of IPUs is to focus attention on superior, sustained long-term Company performance. The number of IPUs granted is calculated by dividing a specified percentage of a participant's salary (20% in the case of the Chief Executive Officer and 15% for all other participants) by the fair market value of the Company's Common Stock on the date of grant. IPUs are subject to redemption (in cash and Common Stock) only if the Company's return on common equity over a three year period (the "Performance Period") reaches a target level established by the Compensation Committee. The target level is set above the average, multi-year return on equity achieved by a broad range of major U.S. companies included in indices compiled by Forbes, Standard and Poor's and Value Line. The number of IPUs redeemed is based on the extent to which the Company's return on equity has met or exceeded the target. The maximum number of IPUs which may be redeemed is equal to three times the number granted plus an amount representing reinvested dividends. On each dividend payment date during the Performance Period, participants are credited with additional IPUs equal in amount to the dividend paid on a share of Common Stock divided by the market value of the Company's Common Stock on such date. For the 1994-1996 Performance Period, such maximum number is redeemable (60% in stock and 40% in cash) only if the Company's return on common equity over the Performance Period exceeds the preestablished target by more than 30%. The amount of payment for each redeemed IPU is equal to the market value of the Company's Common Stock on the date of redemption.

     In 1994, Mr. Glasser received a grant of 2,931 IPUs covering the 1994-1996 Performance Period based on the considerations described above. Neither Mr. Glasser nor any other participating executive received an IPU payment for the three-year Performance Period ending in 1994, as the Company did not achieve its return on equity target.

     Stock options are granted as an incentive to encourage and enhance positive performance and to align the interest of the Company's employees with its shareholders. Options are granted at the fair market value (the average of the high and low market price on the date of grant) and will have value only if the Company's stock price increases. With the exception of Mr. Heinen, who retired on February 1, 1995, each of the executive officers named in the Compensation Table received an option grant in 1994 based on the factors described above. Mr. Glasser was granted an option to purchase 30,000 shares of the Company's Common Stock at a price equal to the fair market price on the date of grant, and the other executive officers listed in the compensation table were granted options to purchase an aggregate of 48,000 shares of the Company's Common Stock at the same price.

     This report is submitted by the Compensation Committee of the Board of Directors of GATX Corporation.

Franklin A. Cole (Chairman)
James W. Cozad
Robert J. Day
James L. Dutt
Richard A. Giesen

                               PERFORMANCE GRAPH

     The following performance graph compares the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock (on a dividend reinvested basis utilizing the closing price on December 31, 1989 as the base) with Standard & Poor's Corporation S&P 500 Composite Stock Price Index ("S&P 500") and a group of comparable companies ("Peer Group") selected by the Company and an external investment banking advisor.

     Companies included in the Peer Group were selected on the basis of a number of criteria. The selection is intended to provide a cross-section of companies which are subject to the same economic and investment variables that are likely to impact the Company's total return and which have investment characteristics that closely correspond to those of the Company. The Peer Group consists of Alexander and Baldwin, Inc., Allied-Signal Inc., American Express Company, Amoco Corporation, Ashland Oil, Inc., Atlantic Richfield Company, A. Schulman, Inc., Beneficial Corporation, Burlington Northern, Inc., Curtiss-Wright Corporation, Englehard Corporation, Ferro Corporation, Goulds Pumps, Incorporated, Household International, Inc., The Lubrizol Corporation, Nordson Corporation, Overseas Shipping Group, Inc., Roadway Services, Inc., Rohm and Haas Company, Total Petroleum (North America) Ltd., and Union Pacific Corporation.

     The performance graph reflects a weighted average comparison based upon the market capitalization of each company and assumes $100.00 was invested on December 31, 1989.

                                  TOTAL RETURN
                        GATX VS. S&P 500 VS. PEER GROUP

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)          GATX CORP        S&P 500       PEER GROUP
1989                                    100.00          100.00          100.00
1990                                     79.31           96.89           93.16
1991                                     91.38          126.42          105.15
1992                                    110.26          136.05          119.33
1993                                    140.61          149.76          136.51
1994                                    157.48          151.74          135.73

                          APPROVAL OF GATX CORPORATION
                   1995 LONG TERM INCENTIVE COMPENSATION PLAN

     There will be presented to the shareholders a proposal to approve a new incentive plan entitled "GATX Corporation 1995 Long Term Incentive Compensation Plan" (the "1995 Plan") for officers and key employees of the Company and its subsidiaries. On January 27, 1995, the Board of Directors adopted the 1995 Plan subject to shareholder approval. The 1995 Plan will not be put into effect unless approved by the affirmative vote of the holders of a majority of the shares entitled to vote at the Annual Meeting.

     The 1995 Plan will succeed the 1985 Long Term Incentive Compensation Plan (the "1985 Plan") and will continue the major features of the 1985 Plan:
Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Rights, Restricted Common Stock, Performance Awards and Individual Performance Units. If the 1995 Plan is approved, grants and awards will no longer be made under the 1985 Plan.

     If approved by a majority of the shareholders, the 1995 Plan will be administered by the Compensation Committee of the Board of Directors which consists of not less than three non-employee directors. The Committee will select from time to time key employees of the Company and its subsidiaries to receive awards (which could include the executive officers named and included in the Summary Compensation Table) and the amounts, type and terms of such awards, and is authorized to interpret the 1995 Plan, to establish rules and regulations thereunder, and to make all other determinations necessary or advisable for administration of the 1995 Plan.

     The Committee may delegate to officers of the Company, who are also directors, authority to grant Stock Options, Stock Appreciation Rights, Restricted Stock Rights, Restricted Common Stock, Performance Awards and Individual Performance Units to non-officer participants in the 1995 Plan.

     Approximately 171 current employees have received awards under the 1985 Plan. Estimates of benefits which would have been paid under the 1995 Plan in the past or will be payable in the future if the 1995 Plan is approved cannot be made since such benefits will depend upon, among other things, future implementation of the 1995 Plan at the discretion of the Committee, performance achieved against goals to be established and the future market value of the Company's Common Stock.

     The 1995 Plan provides that the aggregate number of shares of Common Stock which may be issued pursuant to all grants thereunder may not exceed 1,500,000 shares together with any shares of Common Stock which are authorized under the 1985 Plan, but unissued as of the date of adoption of the 1995 Plan, and which are not subsequently issued pursuant to awards under the 1985 Plan that are outstanding on that date. As of March 10, 1995, 176,142 shares were available for grant under the 1985 Plan, and an additional 1,276,625 shares were reserved for issuance pursuant to awards outstanding under the 1985 Plan and would become available for issuance under the 1995 Plan if those awards lapse. The Common Stock delivered under the 1995 Plan may be authorized and unissued stock or treasury shares or, at the discretion of the Committee, may be as purchased on the open market. Any shares subject to a grant or award which terminates by expiration, cancellation or otherwise prior to the issuance of such shares (including those which terminate because of the exercise of a related Stock Appreciation Right except to the extent Common Stock is issued upon exercise of the Stock Appreciation Right) or, in the case of the grant of Restricted Common Stock, prior to vesting shall again be available for future grants under the 1995 Plan. Appropriate adjustment shall be made with respect to the number and kind of shares optioned or awarded or subject to being optioned or awarded in the event of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, spin-off or other change in the corporate structure or capitalization affecting the Common Stock.

     The 1995 Plan will be effective as of the date of shareholder approval and will terminate at such time as the Board of Directors determines, although termination will not affect the rights of participants under any awards outstanding at that time. The Board of Directors may also amend the 1995 Plan from time to time except that, without shareholder approval, the Board of Directors may not increase the number of shares of Common Stock which may be issued under the 1995 Plan to participants. The following summary of the principal provisions of the 1995 Plan is qualified in its entirety by reference to the full text of the 1995 Plan annexed as Exhibit A to this Proxy Statement. The Closing price of the Company's Common Stock as reported for New York Stock Exchange composite transactions on March 10, 1995 was $46.125.

     The Board of Directors recommends that the shareholders vote for this proposal.

NON-QUALIFIED STOCK OPTIONS AND INCENTIVE STOCK OPTIONS

     The 1995 Plan permits the Committee to grant both Non-Qualified Stock Options and Incentive Stock Options ("ISOs") (collectively "Stock Options") within the meaning of the Internal Revenue Code of 1986, as amended. The Committee will determine the number of shares subject to each Stock Option and the manner and time of exercise. All Stock Options will become exercisable commencing no sooner than one year after the date of grant, subject to the Committee's discretionary authority to accelerate the date on which all or any part of an option may be first exercised. The exercise price of Stock Options shall not be less than the fair market value at the date of grant or par value of the Common Stock, whichever is higher. All Stock Options will terminate on the earlier of the tenth anniversary of their date of grant or, to the extent exercisable as of the date of termination of employment, three months after the date on which the optionee's employment terminates, except that, on termination by death, disability or retirement under a Company retirement plan (including early retirement with

Company approval), Stock Options will remain exercisable, to the extent they are exercisable at the date of termination, for one year after termination caused by death or disability or five years after termination by reason of retirement, but in no event later than ten years from the date of grant. Stock Options are exercisable only upon payment of the full purchase price in cash or in Common Stock or a combination thereof at the time of exercise (or by such other method as may be satisfactory to the Committee). The aggregate fair market value (determined on the date of grant) of ISOs which any participant may exercise during any calendar year shall not exceed $100,000. The aggregate number of Stock Options granted in any calendar year to a participant shall not exceed 75,000.

STOCK APPRECIATION RIGHTS

     Stock Appreciation Rights ("SARs") may be granted to participants under the 1995 Plan in conjunction with a Stock Option then being granted or, in the case of Non-Qualified Stock Options, in conjunction with a previously granted Stock Option. SARs will become exercisable commencing on a date no earlier than the later of six months from the date of grant or one year from the Option Date, except that SARs granted with respect to Stock Options will be exercisable only to the extent the underlying Stock Options are exercisable. The Committee may accelerate these exercise dates and may at the time of grant or subsequent thereto add such additional conditions and limitations as it deems advisable. SARs entitle the optionee to elect to surrender the related Stock Option and to receive an amount equal to the excess of the fair market value of the Common Stock on that date over and above the option price under the surrendered Stock Option, without the payment of cash (except for withholding taxes). The Committee, in its discretion, may allow the Company to satisfy this obligation in Common Stock, cash or a combination thereof. SARs will terminate on the earlier of ten years from the date of grant, termination of the related Stock Option or the termination of a participant's employment with the Company, with the exceptions of death, disability or retirement identical to those relating to Stock Options under the 1995 Plan.

RESTRICTED STOCK RIGHTS AND RESTRICTED COMMON STOCK

     The Committee may award Restricted Stock Rights and Restricted Common Stock to selected employees. Restricted Stock Rights entitle participants to receive a specified number of shares of Restricted Common Stock not less than six months from the date of grant of the Restricted Stock Rights which in turn are subject to certain restrictions. In addition, the holder of Restricted Stock Rights is entitled to receive cash equivalent to the dividend paid on the Company's outstanding Common Stock during the intervening period for the number of Restricted Stock Rights so awarded, and the holder of Restricted Common Stock is entitled to receive dividends, with interest thereon, at such time or times as the Committee determines. The Restricted Common Stock awarded is represented by a stock certificate in the name of the employee. Such employee is entitled to vote the Restricted Common Stock and to exercise other shareholder rights with respect to the Restricted Common Stock, except that (1) the Company may retain custody of the stock certificate during the restriction period, (2) the employee may not sell, transfer, pledge, exchange or otherwise dispose of the shares during the restriction period, and (3) any dividend that may be payable on the shares may be withheld by the Company until the restrictions lapse. If the employee has satisfied all of the conditions of the Restricted Common Stock award established by the Committee, upon the end of the restriction period the Company will distribute the stock certificates representing the shares, free of all restrictions, in such number of equal or substantially equal annual installments measured from the last day of the restriction period as the Committee shall determine. The restriction period may vary among participants. Except as otherwise determined by the Committee, if a participant leaves the employ of the Company, he shall forfeit any undistributed Restricted Common Stock previously awarded to him and any undistributed cash and dividends will revert to the Company, except that upon death or retirement of a participant, any remaining restrictions will lapse. The Committee may accelerate the date on which restrictions will lapse as to any shares of Restricted Common Stock and undistributed cash and dividends.

PERFORMANCE AWARDS

     The Committee may also grant Performance Awards to participants who have been granted Restricted Stock Rights or Restricted Common Stock. These awards may not exceed the market value of the Restricted Common Stock when the restrictions lapse. The awards provide cash payments to participants if certain threshold criteria established by the Committee and certain Company earnings goals (the "Performance Goals"), also established by the Committee and approved by the Board of Directors, are met over a predetermined performance period. Except as otherwise determined by the Committee, if employment terminates prior to the distribution of any installment, all rights to further payments terminate. Performance Goals may vary among participants.

INDIVIDUAL PERFORMANCE UNITS

     The Committee may also grant Individual Performance Units ("IPUs") to officers and other key employees of the Company. The number of IPUs granted will be determined by dividing a specified percentage (not to exceed 100%) of the participant's base salary by the fair market value of the Company's Common Stock on the date of grant. On each dividend payment date during the Performance Period, participants are credited with additional IPUs equal in amount to the dividend paid divided by the fair market value of the Company's Common Stock on such date. IPUs are subject to redemption (in cash and Common Stock) only if the Company's return on equity over a specified period (the "Performance Period") reaches a target level (the "Performance Goal") specified by the Committee. The Committee shall exclude the effect, if any, on the Company's income or equity, of changes in generally accepted accounting principles or Federal income tax laws or regulations adopted or effective subsequent to the establishment of performance goals as it deems appropriate. If the Performance Goal is achieved or exceeded, participants receive an amount (the "Redemption Amount") equal to not more than three times the number of IPUs credited to the participant (including reinvested dividends) multiplied by the fair market value of the Company's Common Stock on the date of payment. Except as provided immediately below, upon termination of the employment, a participant forfeits all unredeemed IPUs. If employment terminates by reason of a participant's death, disability or retirement under a Company or subsidiary retirement plan prior to the completion of a Performance Period, the participant (or in the case of death those entitled by will or laws of decent and distribution) shall, if the Performance Goal is attained, receive the Redemption Amount at the time of payment to other participants. In the event of retirement, the Redemption Amount is prorated to the date of retirement.

SPECIAL ACCELERATION OF AWARDS

     As in the case of the 1985 Plan, the 1995 Plan provides for special acceleration of awards upon (i) the receipt by the Company of a report on
Schedule 13D reporting the beneficial ownership by any person (other than a participant in the 1995 Plan) of 20% or more of the Company's Common Stock; (ii) the conclusion of a tender or exchange offer for the Company's shares, other than by the Company, a subsidiary or a 1995 Plan participant, following which the offeror owns beneficially 20% or more of the Company's outstanding Common Stock; (iii) shareholder approval of certain mergers, consolidations or sales of all, or substantially all, of the Company's assets; or (iv) a change in the majority of the Board of Directors within a twelve-month period not recommended by two-thirds of the incumbent directors.

     Upon the occurrence of any such event: (i) all outstanding Stock Options and SARs will become exercisable for the remainder of their terms (Stock Options and SARs granted to officers must have been held for at least six months); (ii) optionees will have the right for a period of thirty days following such event to have the Company purchase or to exercise for cash (A) Non-Qualified Stock Options (granted without SARs) and SARs (granted in tandem with Non-Qualified Stock Options) at a per share "Acceleration Price" defined below, or (B) ISOs (granted without SARs) and SARs (granted in tandem with ISOs) at a per share price equal to the difference between the then fair market value of the Common Stock and the option price, provided, however, that during such thirty-day period the Company may purchase any such ISO or associated SAR at the Acceleration Price; (iii) all Restricted Stock Rights which have been outstanding for at least six months will be immediately exchanged for Common Stock and all Restricted Common Stock held by the Company for participants will be distributed free of any further restrictions, together with all accumulated interest, dividends and dividend equivalents, and all earned Performance Awards; and (iv) all previously granted IPUs will be immediately redeemed and in calculating the Redemption Amount it shall be assumed that the Performance Goal has been achieved and that the fair market value of the Company's

Common Stock is equal to the average price of the Company's Common Stock during the five business days preceding the occurrence of a special acceleration. The "Acceleration Price" is the excess over the option price of the highest of (i) the highest reported sales price of the Company's Common Stock in the prior sixty days, (ii) the highest price included in any report on Schedule 13D referred to above paid within the prior sixty days, (iii) the highest tender offer price paid, and (iv) the fixed per share price in any merger, consolidation or sale of all or substantially all of the Company's assets.

     The Board of Directors does not consider the special acceleration provisions of the 1995 Plan to have any significant deterrent effect on a potential change in control of the Company; however, if a change in control occurs, such provisions will result in an acceleration of the dates on which the Company will incur certain costs and participants will receive certain benefits under the Plan and in this respect may be considered to have an anti-takeover effect.

FEDERAL INCOME TAX EFFECTS

     Under present federal income tax laws, awards granted under the Plan will have the following tax consequences.

     The granting of a Non-Qualified Stock Option will not result in taxable income at the time it is granted. At the time of exercise, the employee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares acquired over the option price for those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the employee upon disposition of such shares will be treated as long-term or short-term capital gains and losses, with the basis for purposes of computing such gain or loss equal to the amount paid for the shares plus the amount of ordinary income previously recognized.

     The holder of an Incentive Stock Option ("ISO") realizes no taxable income either at the time of grant or exercise and the Company is entitled to no deduction either at the time of grant or exercise of an ISO, if the optionee was, at all times, an employee of the Company or a subsidiary during the period beginning on the date of the granting of the option and ending on the date three months prior to the date of exercise (within one year if the optionee is disabled) and does not sell or otherwise dispose of the stock either (i) within two years from the date of grant of the ISO or (ii) within one year after the transfer of such stock to him. After the death of an optionee, such employment and holding periods are inapplicable. Upon ultimate sale of the stock, any gain will be taxed as long-term capital gain if the optionee did not dispose of the stock either (i) within two years from the date of grant of the ISO or (ii) within one year after the transfer of such stock to him. Under these circumstances, the Company will not be entitled to a deduction either upon exercise of the ISO or sale of the option stock. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of fair market value of the shares at the time of exercise over the exercise price (the "spread") and the Company will be entitled to a corresponding deduction. Any additional gain over and above the fair market value of the stock on the date of exercise will be taxed as a short-term or long-term capital gain depending upon the holding period for the stock.

     Under current federal income tax law, the spread at the time of exercise of an ISO will be considered an item of tax preference to the optionee and will have to be considered when making the alternative minimum tax calculation for the tax year in which the ISO is exercised.

     An employee will not be subject to tax at the time a Stock Appreciation Right ("SAR") or an Individual Performance Unit ("IPU") is granted. The amount of cash or the fair market value of shares received upon exercise of a SAR or redemption of an IPU will be taxable to the employee at ordinary income tax rates. A corresponding deduction will be allowed to the Company.

     An employee will not be taxed at the date of grant of Restricted Stock Rights or the transfer of Restricted Common Stock, but will be taxed at ordinary income rates on the fair market value of any Restricted Common Stock as of the date that the restrictions lapse, unless the employee elected under Section 83(b) to include in income the fair market value of the Restricted Common Stock within thirty days of transfer of the Restricted Common Stock. The Company will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or the date of transfer, if the employee elects to be taxed on the fair market value of the Restricted Common Stock upon transfer). Amounts equivalent to dividends received by an employee on Restricted Stock Rights and dividends received by an employee during the restricted period will be taxable to the employee at ordinary income tax rates and will be deductible by the Company unless the employee has elected to be taxed on the fair market value of the Restricted Common Stock upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Company. If an employee elects to include the value of the Restricted Common Stock in income at the time of transfer and subsequently forfeits the Restricted Common Stock, no deduction or loss for the amount included in income as a result of the election will be allowed to the employee and the Company will be required to include as ordinary income any deduction which it originally claimed for the Restricted Common Stock.

     Performance Awards will not be taxable at the time of grant but will instead be taxable to the employee at ordinary income tax rates when received. A corresponding deduction will be allowed the Company.

     For tax years beginning after January 1, 1994, the Federal income tax rules limit the deductibility of certain compensation for the Chief Executive Officer and certain other executive officers who are employed at the end of the year to $1 million per year. However, the tax rules also provide that "performance-based compensation" paid under a plan approved by shareholders is generally not subject to this limit on deductibility. Shareholder approval of the 1995 Plan is required to conform certain aspects thereof to the requirements of "performance based compensation."

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the security ownership of each class of equity securities of the Company owned by each of the named executive officers:

                                                                     Shares of Common Stock
                                                                       Beneficially Owned
                                                                        as of March 14,
                     Name of Beneficial Owner                               1995(1)
- - ------------------------------------------------------------------   ----------------------
James J. Glasser..................................................           310,422
Ronald H. Zech....................................................            83,812
David M. Edwards..................................................            21,640
William L. Chambers...............................................            12,000
John F. Chlebowski, Jr............................................            39,372

- - ---------------
(1) Includes shares which may be obtained by exercise of previously granted options within 60 days of March 14, 1995 by Mr. Glasser (165,000), Mr. Zech (64,000), Mr. Edwards (19,500), Mr. Chambers (12,000) and Mr. Chlebowski (30,000). Each person has sole investment and voting power (or shares such powers with his spouse). Mr. Glasser beneficially owned 1.56% of the Company's outstanding shares of Common Stock. Each of the other named executive officers owned less than 1% of the Company's outstanding shares of Common Stock.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following is the only person known to the Company or its management who beneficially owned as of March 14, 1995 more than 5% of the Company's Common
Stock:

                                                                                Percent
                                                               Shares           of
                                                              Beneficially      Common
            Name and Address of Beneficial Owner              Owned             Stock
- - ------------------------------------------------------------  ---------         ------
State Farm Mutual Automobile Insurance Company(1)...........  3,172,800          15.92
One State Farm Plaza
Bloomington, IL

- - ---------------
(1) According to the Schedule 13G dated January 28, 1995 furnished to the Company, State Farm Mutual Automobile Insurance Company ("State Farm") and certain affiliated entities, each of which owns shares of Common Stock with sole voting and investment power, may be deemed to constitute a "group" under the regulations of the Securities and Exchange Commission with regard to the beneficial ownership of 3,172,800 shares of Common Stock. State Farm and each of the entities disclaim that they are part of a group.

                      APPROVAL OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed the firm of Ernst & Young LLP to audit the Company's financial statements, subject to approval by the shareholders. Ernst & Young LLP, or a predecessor thereof, has served in this capacity since 1916. The Board proposes that the shareholders approve such appointment. However, if not approved, the Board will reconsider the selection of independent auditors.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions by shareholders.

     The Board of Directors recommends that the shareholders vote for this proposal.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the Company's 1996 Annual Meeting must be received by the Company no later than November 18, 1995 and must otherwise comply with the requirements of the Securities and Exchange Commission to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                               OTHER INFORMATION

     On August 14, 1994 the Company continued the liability policies initially procured in 1986 from Corporate Officers and Directors Assurance Ltd. ("CODA") and A.C.E. Insurance Company Ltd. ("ACE"). On August 14, 1994, the Company purchased a policy from Illinois National Insurance Co. ("Illinois National") that insures the Company in the event the Company is required to indemnify a director or officer. The Illinois National policy also insures directors and officers for those instances in which they may not be indemnified by the Company. Both the CODA and ACE policies insure only directors and officers and only for those instances in which they may not be indemnified by the Company. The ACE and Illinois National policies expire on August 14, 1995. The CODA policy expires on August 14, 1997. At the inception of the CODA policy, the Company prepaid the premium for a three year period. On each anniversary date thereafter, a renewal premium is paid and upon payment of such premium, the CODA policy is automatically continued to a date one year beyond its previously stated expiration date. During 1994, the Company paid premiums of $154,000 to CODA, $96,400 to ACE and $340,000 to Illinois National.

     The Board of Directors does not know of any matters to be presented at the meeting other than those mentioned above. If any other matters do come before the meeting, the holders of the proxy will exercise their discretion in voting thereon.

                                           By order of the Board of Directors

                                           David M. Edwards
                                           Secretary

                                                                       EXHIBIT A

                                GATX CORPORATION

                   1995 LONG TERM INCENTIVE COMPENSATION PLAN

I. GENERAL

     1. Purpose. The purpose of the 1995 Long Term Incentive Compensation Plan (the "Plan") is to promote the long term financial interests of the Company by
(i) attracting and retaining executive personnel possessing outstanding ability;
(ii) further motivating such individuals by means of growth-related incentives to achieve long-range goals; (iii) providing incentive compensation opportunities, in the form of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Rights, Restricted Common Stock, Performance Awards and Individual Performance Units (each as described below) which are competitive with those of other major corporations; and (iv) furthering the identity of interests of participating employees with those of the Company's shareholders through opportunities for increased stock ownership.

     2. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall have such powers to administer the Plan as are delegated to it by the Plan or the Board of Directors, including full authority to: (i) interpret the Plan; (ii) prescribe, amend and rescind rules and regulations pertaining to the Plan; (iii) determine the terms and provisions of each Stock Option and Stock Appreciation Right, and Restricted Common Stock agreement between the Company and a Participant, and the number of Individual Performance Units to be granted to a Participant; (iv) establish Company performance goals for purposes of the Plan; and (v) make all other determinations deemed necessary or advisable for the administration of the Plan. To the extent necessary to conform the Plan, and the awards under the Plan, to Rule 16b-3 of the Securities and Exchange Commission, no member of the Committee shall be eligible, or within one year prior to appointment to the Committee shall have been eligible, to participate in the Plan or in any other plan of the Company or any affiliate of the Company under which stock, stock options or stock appreciation rights may be granted.

     3. Participants. Except as otherwise specifically provided, Participants in the Plan shall consist of such key employees of the Company and its subsidiaries as the Committee in its sole discretion may select from time to time to receive Stock Options, Stock Appreciation Rights, Restricted Stock Rights, Restricted Common Stock, Performance Awards or Individual Performance Units. The Committee may delegate to appropriate officers of the Company who are also directors of the Company authority to determine participation in the Plan by other than officers of the Company, and the extent of participation by each non-officer employee of the Company or any subsidiary.

     4. Shares. One million five hundred thousand (1,500,000) shares of Common Stock, together with any shares of Common Stock authorized under the 1985 Long Term Incentive Compensation Plan (the "1985 Plan") which are unissued as of the date of adoption hereof, and which are not subsequently issued pursuant to awards under the 1985 Plan that are outstanding on that date, with such adjustment in such number of shares as may be made pursuant to the last sentence of this paragraph I-4, shall be available for issue upon the exercise of Stock Options, Stock Appreciation Rights and Restricted Stock Rights granted under the Plan, for award in the form of Restricted Common Stock and for redemption of Individual Performance Units. Such shares may be authorized and unissued shares or treasury shares (including, in the discretion of the Board of Directors of the Company, shares purchased in the open market) of Common Stock. If a Stock Option granted under the Plan expires or is terminated for any reason without having been exercised in full for Common Stock (including those which terminate by reason of the exercise of a Stock Appreciation Right in accordance with the provisions of Part IV below) or if a Restricted Stock Right, Restricted Common Stock or Individual Performance Unit awarded under the Plan is forfeited for any reason, the shares not acquired or forfeited shares, as the case may be, shall (unless the Plan shall have terminated) again become available for purposes of the Plan. In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, spin-off or other change in corporate structure or capitalization affecting the Common Stock, appropriate adjustment shall be made with respect to the number and kind of shares (or other securities) optioned or awarded or subject to being optioned or awarded under the Plan and in the sole discretion of the Board of Directors such adjustments in price and other adjustments as it deems equitable may be made.

     5. Amendment. The Board of Directors of the Company may amend the Plan from time to time, except that without the approval of the holders of a majority of the outstanding shares of Common Stock entitled to vote at a duly held meeting of the shareholders, the number of shares of Common Stock which may be issued under the Plan may not be increased except as provided in paragraph I-4. No amendment of the Plan, however, may, without the consent of a Participant, make any changes in any outstanding Stock Options, Stock Appreciation Rights, Restricted Stock Rights, Restricted Common Stock, Performance Award or Individual Performance Units theretofore granted the Participant which would adversely affect the Participant's rights under the Plan.

     6. Termination. The Board of Directors of the Company may terminate the Plan at any time. No Stock Option or Stock Appreciation Right shall be granted and no restricted Stock Right, Restricted Common Stock, Performance Award or Individual Performance Unit shall be awarded after the Plan is terminated for any reason. However, termination of the Plan shall not affect the validity of any Stock Option or Stock Appreciation Right theretofore granted under the Plan or any award of Restricted Stock Rights, Restricted Common Stock, Performance Award or Individual Performance Units theretofore made under the Plan.

     7. No Employment Right. Participation in the Plan does not confer upon any employee any right with respect to continued employment by the Company or any subsidiary, or limit in any way the right of the Company or any subsidiary to terminate an employee's services, responsibilities, duties and authority to represent the Company or any subsidiary at any time for any reason.

II. INCENTIVE STOCK OPTIONS

     1. Grants. The Committee shall designate the Participants to whom Incentive Stock Options, as described in the Internal Revenue Code of 1986, as amended (the "Code"), are to be granted under this Part II and determine the number of shares to be offered to each of them. Each Incentive Stock Option shall be evidenced by an agreement between the Participant and the Company. The aggregate fair market value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year under this Plan and each other stock option plan of the Company and any parent or subsidiary thereof shall not exceed $100,000. Subject to any adjustment made under the last sentence of paragraph I-4, the aggregate number of Incentive Stock Options and Non-Qualified Stock Options granted to any Participant during any calendar year, regardless of when first exercisable, shall not exceed seventy-five thousand (75,000). For all purposes of the Plan, the term "fair market value" of a share of Common Stock means the average of the highest and lowest prices at which a share of Common Stock is traded on the date as of which the determination is being made as quoted on the New York Stock Exchange Composite Transactions or other principal market quotation selected by the Committee or, if Common Stock is not traded on that date, the average of the highest and lowest prices on the next preceding day on which such stock is traded.

     2. Price. The purchase price of each Incentive Stock Option shall be determined by the Committee; provided, however, that in no instance shall such price be less than one hundred percent of the fair market value of a share of Common Stock on the date the option is granted (the "Option Date") or par value, whichever is higher. The full purchase price of each share purchased upon the exercise of any Incentive Stock Option shall be paid in cash or shares of Common Stock, or both, at the time of such exercise (or by such other method as may be satisfactory to the Committee) and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto. A Participant shall not have any rights of a shareholder with respect to the shares of Common Stock subject to an option granted the Participant until such shares are purchased upon exercise of the option.

     3. Exercise. Subject to the following provisions of this paragraph and the following provisions of paragraph II-4, unless sooner terminated, all Incentive Stock Options granted to a Participant on an Option Date may be exercised commencing on a date no earlier than one year from the Option Date as determined by the Committee. The Committee may, in its discretion, accelerate the date on which all, or any portion, of the Incentive Stock Options granted to a Participant may be exercised.

     4. Termination. Each Incentive Stock Option granted to a Participant shall terminate on the earlier of the tenth anniversary of the Option Date or, subject to the provisions of the following sentence, three months after the date the Participant's employment by the Company and its subsidiaries is terminated for any reason. That portion of an Incentive Stock Option which is exercisable as of the date on which a Participant's employment is terminated by reason of his death, disability (as determined by the Committee) or retirement under a Company or subsidiary retirement plan shall terminate on the earlier of the tenth anniversary of the Option Date on which it was granted or one year after the date of termination of employment by reason of death or disability (as determined by the Committee) or five years after the date of retirement, as the case may be.

     5. Transferability. An Incentive Stock Option, by its terms, may not be transferred by a Participant other than by will or the laws of descent and distribution and during the lifetime of a Participant shall be exercisable only by the Participant.

III. NON-QUALIFIED STOCK OPTIONS

     1. Grants. The Committee shall designate the Participants to whom Non-Qualified Stock Options are to be granted under this Part III and determine the number of shares to be offered to each of them. Each Non-Qualified Stock Option shall be evidenced by an agreement between the Participant and the Company. Subject to any adjustment made under the last sentence of paragraph I-4, the aggregate number of Non-Qualified Stock Options and Incentive Stock Options granted to any Participant during any calendar year shall not exceed seventy-five thousand (75,000).

     2. Price. The purchase price of each Non-Qualified Stock Option shall be determined by the Committee; provided, however, that in no instance shall such price be less than one hundred percent of the fair market value of a share of Common Stock of the Company on the date the option is granted (the "Option Date") or par value, whichever is higher. The full purchase price of each share purchased upon the exercise of any Non-Qualified Stock Option shall be paid in cash or shares of Common Stock, or both, at the time of such exercise (or by such other method as may be satisfactory to the Committee) and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto. A Participant shall not have any rights of a shareholder with respect to the shares of Common Stock of the Company subject to an option granted the Participant until such shares are purchased upon exercise of the option.

     3. Exercise. Subject to the provisions of this paragraph and the provisions of paragraph III-4, unless sooner terminated, all Non-Qualified Stock Options granted to a Participant on an Option Date may be exercised commencing on a date no earlier than one year from the Option Date as determined by the Committee. The Committee may, in its discretion, accelerate the date on which all, or any portion, of the Non-Qualified Stock Options granted to a participant may be exercised.

     4. Termination. Each Non-Qualified Stock Option granted to a Participant shall terminate on the earlier of the tenth anniversary of the Option Date or, subject to the provisions of the following sentence, three months after the date the Participant's employment by the Company and its subsidiaries is terminated for any reason. That portion of a Non-Qualified Stock Option which is exercisable as of the date on which a Participant's employment is terminated by reason of the Participant's death, disability (as determined by the Committee) or retirement under a Company or subsidiary retirement plan shall terminate on the earlier of the tenth anniversary of the Option Date on which it was granted or one year after the date of termination by reason of death or disability (as determined by the Committee) or five years after the Participant's retirement, as the case may be.

     5. Transferability. A Non-Qualified Stock Option granted to a Participant may not be transferred by the Participant other than by will or the laws of descent and distribution and during the lifetime of a Participant shall be exercisable only by the Participant.

IV. STOCK APPRECIATION RIGHTS

     1. Grantees. The Committee shall designate the Participants to whom Stock Appreciation Rights are to be granted under this Part IV and determine the number to be granted to each of them. Each Stock Appreciation Right shall be evidenced by an agreement between the Participant and the Company. If a Participant to whom a Stock Appreciation Right has been granted is subject to Sections 16(a) and 16(b) of the Securities Exchange Act of 1934, the Committee may, at any time, impose such conditions and limitations to the exercise of such Stock Appreciation Right as the Committee deems necessary or desirable in order to comply with the requirements of Sections 16(a) and 16(b) and the rules and regulations issued thereunder, or to obtain exemption therefrom.

     2. Grants. Stock Appreciation Rights may be granted in tandem with a related Stock Option, in which event the Participant may elect to exercise either the Stock Appreciation Right or the Stock Option but not both, as to any of the same shares subject to the Stock Option and the Stock Appreciation Right. A Stock Appreciation Right granted to a Participant may be granted on the Option Date of such option or in the case of Non-Qualified Stock Options as of that Option Date or at any time thereafter.

     3. Exercise. Subject to the following provisions of this paragraph and the provisions of paragraph IV-5, unless sooner terminated, all Stock Appreciation Rights granted to a Participant may be exercised commencing on a date no earlier than the later of six (6) months from the date of grant or one year from the Option Date as determined by the Committee; provided, however, that a Stock Appreciation Right may be exercised only to the extent a related Stock Option is surrendered. The Committee may, in its discretion, accelerate the date on which all, or any portion, of the Stock Appreciation Rights granted to a Participant may be exercised to the date to which a related Stock Option has been accelerated in accordance with the provisions of either paragraph II-3 or III-3.

     4. Payment. A Participant to whom a Stock Appreciation Right has been granted may elect, during any period that such Stock Appreciation Right is exercisable and subject to such limitations as the Committee may have imposed, to receive from the Company in exchange therefor an amount (net of applicable employee withholding taxes) equal to the product of (i) the excess, if any, of the fair market value of a share of Common Stock on the date of the exchange over the option price of the related Stock Option and (ii) the number of shares of Common Stock covered by the related Stock Option, or portion thereof, surrendered. Payment of the Company's obligations arising out of the exchange of a Stock Appreciation Right may be made in cash, Common Stock (valued at its fair market value at date of exchange) or partly in each, as the Committee shall decide.

     5. Termination. Subject to the following sentence, each Stock Appreciation Right shall terminate on the earlier of the tenth anniversary of the Option Date or, subject to the provisions of the following sentence, three months after the date the Participant's employment by the Company and its subsidiaries is terminated for any reason. Any Stock Appreciation Right which is exercisable as of the date on which a Participant's employment is terminated by reason of the Participant's death, disability (as determined by the Committee) or retirement under a Company or subsidiary retirement plan shall terminate on the earlier of the tenth anniversary of the Option Date on which it was granted or one year after the date of termination by reason of death or disability (as determined by the Committee) or five years after the Participant's retirement, as the case may be.

     6. Transferability. A Stock Appreciation Right granted to a Participant may not be transferred by the Participant other than by will or the laws of descent and distribution and during the lifetime of a Participant shall be exercisable only by the Participant.

V. RESTRICTED STOCK AWARDS

     1. Grants. Grants of Restricted Common Stock or Restricted Stock Rights may be made from time to time to such officers and key employees of the Company and its subsidiaries as may be selected by the Committee. On each Common Stock dividend payment date, each Participant shall be credited with an amount equal to the dividend paid on that date on a share of Common Stock, multiplied by the Participant's number of shares of Restricted Common Stock or Restricted Stock Rights that have not been terminated in accordance with the following provisions of this Part V. Such amounts together with interest thereon shall be paid to the Participant at such time or times as the Committee shall decide.

     2. Awards. Such grant of Restricted Common Stock or Restricted Stock Rights shall be contingent upon the Participant's continuing employment with the Company or its subsidiaries for a period to be specified by the Committee (the "Performance Period") and shall be subject to such additional terms and conditions as the Committee in its sole discretion deems appropriate, including, but not by way of limitation, restrictions on the sale or other disposition of such shares during the Performance Period or for a period of time thereafter. The length of Performance Periods may vary among Participants.

     At the end of such period of employment by the Company and its subsidiaries as shall be determined by the Committee (but not less than six months and not extending beyond the last day of the Performance Period), the Restricted Stock Right granted to a Participant shall be automatically exchanged for a number of shares of Restricted Common Stock equal to the number of Restricted Stock Rights exchanged.

     Each stock certificate issued in respect of shares of Restricted Common Stock shall be registered in the name of the Participant and deposited with the Company.

     Subject to the foregoing restrictions, and unless and until the shares are forfeited, a Participant shall have all of the rights of a holder of Common Stock with respect to the shares of Restricted Common Stock awarded the Participant in accordance with the provisions of this Part V; provided, however, that as provided in paragraph 1 of this Part V, any dividends paid on a share of such stock, together with interest thereon, shall be accrued and paid to the Participant at such time or times as the Committee shall decide.

     3. Distribution. The shares of Restricted Common Stock awarded to a Participant with respect to a Performance Period shall be distributed to the Participant, free of all restrictions, in such number (usually three) of equal, or substantially equal, annual installments, measured from the last day of that Performance Period, as the Committee shall determine.

     4. Forfeitures. Except as provided below, or except as otherwise determined by the Committee, if a Participant's employment with the Company and its subsidiaries is terminated for any reason, the Participant shall forfeit all Restricted Stock Rights, any undistributed Restricted Common Stock previously awarded to the Participant with respect to any Performance Period, any undistributed dividends accrued for the Participant and any undistributed dividend equivalents credited to the Participant, together with any interest accrued thereon. If a Participant's employment with the Company and its subsidiaries is terminated by reason of a Participant's death, disability (as determined by the Committee) or retirement under a Company or subsidiary retirement plan, the Participant or, in the event of the Participant's death, the person or persons entitled thereto by will or the laws of descent and distribution, shall be entitled to receive, free of restrictions, a distribution of the undistributed shares of Restricted Common Stock, if any, previously awarded to the Participant, all Performance Awards under Part VI for which Performance Goals have been met and, together with interest thereon, any undistributed dividends accrued for the Participant and any undistributed dividend equivalents credited to the Participant.

VI. PERFORMANCE AWARDS

     1. Awards. Any Participant designated by the Committee to participate in
Part V of the Plan may be designated as a Participant under this Part VI.

     2. Performance Goal. For each Performance Period the Committee may establish Performance Goals. In establishing any Performance Goal the Committee may use such measures of the performance of the Company over the Performance Period as the Committee deems appropriate. Performance Goals may vary among Participants. For each Performance Period, the Committee shall also establish appropriate criteria to determine the basis upon which a Performance Award shall be made under the Plan with respect to that period.

     3. Payment and Amount. If the criteria for payment established by the Committee relating to a Performance Goal established for any Performance Period is met, a Participant receiving an installment distribution of Restricted Common Stock in accordance with the provisions of paragraph V-3 with respect to that Performance Period, who has also been designated as a Participant under this
Part VI, shall also be paid a Performance Award at the time the distribution is made to the Participant. The amount of a Participant's Performance Award shall not in any event exceed the aggregate fair market value of the installment distribution of shares of Restricted Common Stock.

     4. Forfeiture. Except as provided below, and except as otherwise determined by the Committee, if a Participant's employment with the Company and its subsidiaries is terminated for any reason prior to the payment of any portion of a Performance Award, the Participant shall forfeit all rights to receive any portion of the Performance Award remaining unpaid at such termination. If a Participant's employment with the Company and its subsidiaries is terminated by reason of the Participant's death, disability (as determined by the Committee) or retirement under a Company or subsidiary retirement plan, the Participant or, in the event of the Participant's death, the person or persons entitled thereto by will or the laws of descent and distribution, shall be entitled to receive, free of restrictions, a distribution of all Performance Awards under Part VI for which Performance Goals have been met.

VII. INDIVIDUAL PERFORMANCE UNITS

     1. Grant. For each Performance Period, the Committee may, from time to time, grant Individual Performance Units to such officers and other key employees of the Company and its subsidiaries as it may select. The number of Individual Performance Units granted will be determined by dividing a specified percentage (as determined by the Committee and not exceeding one hundred percent (100%)) of the Participant's base salary by the fair market value of the Company's Common Stock on the date of grant. On each Common Stock dividend payment date, each Individual Performance Unit (including additional Individual Performance Units previously credited to it) shall be increased by an amount equal to the dividend paid on that date on a share of the Company's Common Stock, reinvested in additional Individual Performance Units in an amount equivalent to an investment of such dividend in shares of the Company's Common Stock at its fair market value on such date.

     2. Award. Except as provided in paragraph VII-5, awards of Individual Performance Units shall be contingent upon the Participant's continuing employment with the Company or its subsidiaries throughout the specified Performance Period, and shall be subject to such additional terms and conditions as the Committee in its sole discretion deems appropriate. The length of Performance Periods may vary among Participants.

     3. Performance Goals. For each Performance Period the Committee may establish Performance Goals which shall be based upon achievement of specific levels of return on equity. In determining the extent to which a Performance Goal has been achieved, the Committee shall exclude the effect, if any, on the Company's income or equity, of changes in generally accepted accounting principles or Federal income tax laws or regulations, adopted or effective subsequent to the establishment of such Performance Goal as it deems appropriate. Performance Goals may vary among Participants.

     4. Payment and Amount. If the Performance Goal established by the Committee for a Performance Period has been achieved, the Company shall redeem the Individual Performance Units and pay to the Participant an amount (the "Redemption Amount") equal to not more than three (3) times -- depending upon the extent to which the Performance Goal has been achieved or exceeded -- the product of (i) the number of Individual Performance Units credited to the Participant's account at the end of a Performance Period (including reinvested dividends), and (ii) the fair market value of the Company's Common Stock on the date of payment. Payment of the Redemption Amount to the Participant may, in the discretion of the Committee, be made in cash and in Common Stock of the Company, and will be made as soon as practicable following expiration of the applicable Performance Period and certification by the Committee of the Redemption Amount. The cash payment shall in no event exceed fifty percent (50%) of the Redemption Amount.

     5. Forfeitures. Except as provided below, or except as otherwise determined by the Committee, if a Participant's employment with the Company and its subsidiaries is terminated for any reason, the Participant shall forfeit all unredeemed Individual Performance Units previously granted to the Participant with respect to any Performance Period and any undistributed dividends allocable thereto. To the extent the Performance Goals are not achieved, Individual Performance Units not redeemed shall be forfeited. If, prior to completion of a Performance Period, a Participant's employment with the Company and its subsidiaries is terminated by reason of the Participant's death, disability (as determined by the Committee) or retirement under a Company or subsidiary retirement plan, the Participant, or in the event of the Participant's death, the person(s) entitled thereto by will or the laws of descent and distribution, shall, if the applicable Performance Goal is attained, receive the Redemption Amount at the time of payment to other Participants. In the event of a Participant's retirement, the Redemption Amount shall be prorated to the date of such Participant's retirement. Individual Performance Units shall be forfeited to the extent not redeemed.

VII. SPECIAL ACCELERATION IN CERTAIN EVENTS

     1. Special Acceleration. Notwithstanding any other provisions of the Plan, a Special Acceleration of awards outstanding under the Plan shall occur with the effect set forth in paragraph VIII-2 at any time when any one of the following events has taken place:

     (a) The Company receives a report on Schedule 13D reporting the beneficial ownership by any person (other than a Participant in the Plan) of 20% or more of the Company's outstanding Common Stock, except that if such receipt shall occur during a tender offer or exchange offer by any person other than the Company or a wholly owned subsidiary of the Company, or a Participant in the Plan, Special Acceleration shall not take place until the conclusion of such offer;

     (b) If, upon conclusion of a tender or exchange offer, any person other than the Company or a wholly owned subsidiary of the Company, or a Participant in the Plan; announces that it has accepted for purchase a sufficient number of shares of Common Stock pursuant to such tender offer or exchange offer which will result in such person becoming directly or indirectly the beneficial owner of 20% or more of the Company's outstanding Common Stock;

     (c) Holders of the necessary number of shares of Common Stock authorize or approve any merger in which the Company is not the surviving corporation or survives only as a subsidiary of another corporation, or consolidation or sale of all or substantially all of the assets of the Company; or

     (d) During any period of twelve months or less individuals who at the beginning of such period constituted a majority of the Board of Directors cease for any reason to constitute a majority thereof unless the nomination or election of such new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

          The terms used in this Part VIII and not defined elsewhere in the Plan shall have the same meaning as such terms have in the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted thereunder.

     2. Effect on Outstanding Awards. Upon a Special Acceleration pursuant to paragraph VIII-I:

     (a) All Stock Options then outstanding under Parts II and III shall immediately become exercisable in full for the remainder of their terms, provided that no Stock Option may be exercised by an officer of the Company within six months of its date of grant; and each optionee shall have the right during a period of thirty days following a Special Acceleration to have the Company purchase any Non-Qualified Stock Options which are then exercisable and as to which no Stock Appreciation Rights have been granted at a cash purchase price computed in accordance with paragraph (e) below and any Incentive Stock Options which are then exercisable and as to which no Stock Appreciation Rights have been granted at a cash purchase price equal to the product of (i) the excess, if any, of the fair market value of a share of Common Stock computed in accordance with paragraph II-I over the option price and (ii) the number of shares of Common Stock covered by the Incentive Stock Option or portion thereof surrendered, provided that the Company shall have the right during such period to purchase any Incentive Stock Option as to which no Stock Appreciation Rights have been granted at the purchase price computed in accordance with paragraph (e) below;

     (b) All Stock Appreciation Rights outstanding under Part IV shall immediately become exercisable in full for a period of thirty days following a Special Acceleration, subject to the provisions of paragraph IV-5, with payment to be made solely in cash upon any exercise during such period of a Stock Appreciation Right granted with respect to a Non-Qualified Stock Option in an amount computed in accordance with paragraph (e) below and in cash upon exercise during such period of a Stock Appreciation Right granted with respect to an Incentive Stock Option in an amount equal to the product of (i) the excess, if any, of the fair market value of a share of Common Stock computed in accordance with paragraph II-I over the exercise price of the related Stock Option and (ii) the number of shares of Common Stock covered by the related Stock Option, provided that the Company shall have the right during such period to purchase any Stock Appreciation Right granted with respect to an Incentive Stock Option (and cancel the related option) at the purchase price computed in accordance with paragraph (e) below, provided further that no Stock Appreciation Right may be exercised by an officer within six months of its date of grant;

     (c) All Restricted Stock Rights under Part V outstanding for at least six months from the date of grant shall immediately be exchanged for a number of shares of Common

        Stock equal to the number of Restricted Stock Rights so exchanged, and all such shares of Common Stock, all other shares of Common Stock and all interest, dividends or dividend equivalents then held by the Company for Participants under Part V and all Performance Awards under Part VI for which Performance Goals have been met shall then be immediately distributed to Participants, free of all restrictions;

     (d) The Company shall immediately redeem all Individual Performance Units granted under Part VII. For purposes of calculation of the Redemption Amount, it shall be assumed that the Performance Goal has been achieved, and the Fair Market Value of the Company's Common Stock shall be calculated in accord with paragraph (e) below; and

     (e) Except as otherwise specified in paragraphs (a) and (b) above, the purchase price for a Stock Option or a Stock Appreciation Right and the amount to be paid upon exercise of a Stock Appreciation Right shall be an amount equal to the product of (i) the excess, if any, of the highest of (A) the highest reported sales price during the sixty days preceding such exercise, (B) the highest purchase price shown in any Schedule 13D referred to in paragraph VIII-I (a) as paid within the sixty days prior to the date of such report, (C) the highest price paid in any tender offer referred to in paragraph VIII-I (b) during the sixty days preceding such exercise, or (D) the fixed formula cash price per share specified in any transaction referred to in paragraph VIII-I (c) if such price is determined on the date of such exercise, over the option price, and (ii) the number of shares of Common Stock covered by the Stock Option or Stock Appreciation Right, or portions thereof, surrendered. The fair market value to be used in the calculation of the Redemption Amount shall be equal to the average price of the Common Stock during the five business days preceding the occurrence of a Special Acceleration.

                                           [Logo]

                               DIFFERENCE LETTER

     1. The Notice of Annual Meeting page has a logo printed in the upper left-hand corner.

     2. Page 1 has a logo printed in the upper left hand corner.

     3. The back cover of the Proxy Statement has a logo printed above the Company's name.

     4. There are 4 forms of proxy. Three versions are on a stock size of 7 1/2 X 4 5/8 and are printed in 2 colors, black and orange inks. The fourth version is on a stock size of 7 3/8 X 3 1/4 and printed in black ink.

- - --------------------------------------------------------------------------------

                                 GATX CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                     THE COMPANY FOR THE 1995 ANNUAL MEETING


            The undersigned hereby constitutes and appoints James J.
            Glasser, Ronald H. Zech, and David M. Edwards, and each of them, his true and lawful agents and proxies with full
       P    power of substitution in each, to represent the
       R
       O    undersigned at the Annual Meeting of Shareholders of GATX
       X    CORPORATION to be held at the office of the Company, 500
       Y    West Monroe Street, Chicago, Illinois, on Friday, April
            28, 1995, at 9:00 A.M., and at any adjournment thereof, on all matters coming before said meeting.

                                              Dated:            , 1995


                                              ------------------------


                                              ------------------------
                                              Signature of Shareholder

                                              This Proxy must be
                                              signed exactly as name
                                              appears hereon.
                                              Executors,
                                              administrators,
                                              trustees, etc., should
                                              give full title as such.
                                              If the signer is a
                                              corporation, please sign
                                              full corporate name by
                                              duly authorized officer.
- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------

                           (continued from other side)

            This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
            PROPOSALS 1, 2 AND 3.

            1.   ELECTION OF DIRECTORS.

            Nominees: Franklin A. Cole, James W. Cozad, James M.
                      Denny, William C. Foote, Deborah M. Fretz,
                      Richard A. Giesen, James J. Glasser, Miles L. Marsh, Charles Marshall, Michael E. Murphy and Ronald H. Zech.

                 / / VOTE FOR all nominees listed, except as marked to
            the contrary below (if any). (To withhold your vote
                          for any individual nominee print that
            nominee's name on the line following.)

                 / / VOTE WITHHELD FROM ALL NOMINEES.

            2.   ADOPTION OF 1995 LONG TERM INCENTIVE COMPENSATION PLAN
                    FOR / /    AGAINST / /    ABSTAIN / /

            3.   APPROVAL OF AUDITORS.
                    FOR / /    AGAINST / /    ABSTAIN / /

            In their discretion, the Proxies are authorized to vote upon other matters as may properly come before the meeting.

                              ------------------------------------------------
                                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
                              ------------------------------------------------

- - --------------------------------------------------------------------------------

                               GATX CORPORATION
                 PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 22, 1994


P  This Proxy is Solicited on Behalf of GATX Corporation's Board of Directors
R
O     The undersigned hereby constitutes and appoints James J. Glasser, Paul A.
X  Heinen, and John F. Chlebowski Jr., and each of them, his true and lawful
Y agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX CORPORATION to be held at the office of the Company, 500 West Monroe Street, Chicago, Illinois, on Friday, April 22, 1994, at 9:00 A.M., and at any adjournment thereof, on all matters coming before said meeting.

     Please mark this proxy as indicated on the reverse side to vote on any item. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholders. If you wish to vote in accordance with the Board of Directors' recommendations, please sign the reverse side; no boxes need to be checked. If no direction is made, this proxy will be voted for Proposals 1 and 2.

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE.


                                  (Continued and to be signed on other side)






                                                               Please mark
                                                           /X/ your votes
          ------------------------------------------            as this
          SALARIED EMPLOYEES RETIREMENT SAVINGS PLAN


THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR ITEMS 1 AND 2.

                                             FOR    WITHHELD
Item 1 - ELECTION OF DIRECTORS               ALL    FOR ALL
                                             / /      / /

Nominees: Weston R. Christopherson, Franklin A.           In their discretion,
Cole, James W. Cozad, Robert J. Day, James L. Dutt,       the Proxies are
Deborah M. Fretz, Richard A. Giesen, James J.             authorized to vote
Glasser, Charles Marshall and Michael E. Murphy.          upon other matters as
                                                          may properly come
WITHHELD FOR: (Write that nominee's name in the           before the meeting.
space provided below).

- - ---------------------------------------------------

Item 2 - APPROVAL OF AUDITORS.       FOR     AGAINST    ABSTAIN
                                     / /       / /        / /


COMMENTS/ADDRESS CHANGE
Please mark this box if you have / /
written comments/address change
on the reverse side.

RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX CORPORATION NOTICE OF MEETING AND PROXY STATEMENT.

Signature(s) _________________________________________ Date ____________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                                        / X /   Please mark
                                                                your votes
                                                                as this



                                      ----------------          ---------------          ---------------          -------------
                                          COMMON                    D. R. S.                $2.50 PFD               $3.875 PFD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR ITEMS 1 AND 2                                          FOR           WITHHELD
                                                           ALL            FOR ALL
Item 1 - ELECTION OF DIRECTORS                            /  /             /  /

         Nominees: Weston R. Christopherson, Franklin A.
         Cole, James W. Cozad,  Robert J. Day, James L. Dutt,
         Deborah M. Fretz, Richard A. Giesen, James J.                  In their discretion, the Proxies are authorized to vote
         Glasser, Charles Marshall and Michael E. Murphy.               upon other matters as may properly come before the meeting.

WITHHELD FOR: (Write that nominee's name in the space provided below).

______________________________________________________________________________

Item 2 - APPROVAL OF AUDITORS.                      FOR       AGAINST      ABSTAIN
                                                   /  /        /  /         /  /

                                                                                          COMMENTS/ADDRESS CHANGE        /  /
                                                                                          Please mark this box if you have
                                                                                          written comments/address change
                                                                                          on the reverse side.

                                                                           RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX CORPORATION
                                                                           NOTICE OF MEETING AND PROXY STATEMENT.

                   Signature(s) ______________________________________________________      Date ___________________________
                   NOTE:  Please sign as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


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- - -------------------------------------------------------------------------------


                               GATX CORPORATION

                 PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

                                APRIL 22, 1994

  THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION'S BOARD OF DIRECTORS


        The undersigned hereby constitutes and appoints James J. Glasser, Paul
A. Heinen, and John F. Chlebowski Jr., and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX CORPORATION to be held at the office of the Company, 500 West Monroe Street, Chicago, Illinois, on Friday, April 22, 1994, at 9:00 A.M., and at any adjournment thereof, on all matters coming before said meeting.

        PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY
ITEM.  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED SHAREHOLDERS.  IF YOU WISH TO VOTE IN ACCORDANCE WITH
THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES
NEED TO BE CHECKED.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
PROPOSALS 1 AND 2.

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE




                               (Continued and to be signed on other side)